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Exhibit 99.2

        Notice of Guaranteed Delivery
for
Tender of Registered Shares
of
Foster Wheeler AG
to
AMEC International Investments BV

(Not to Be Used For Signature Guarantees)

THE OFFER, AND YOUR RIGHT TO WITHDRAW FOSTER WHEELER SHARES YOU
TENDER IN THE OFFER, WILL EXPIRE AT 11:59 P.M. NEW YORK CITY TIME (
LONDON TIME;                ZUG TIME) ON                2014 ("THE EXPIRATION TIME")
UNLESS THE EXPIRATION TIME IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if the procedure for book-entry transfer cannot be completed prior to the Expiration Time, as described in the prospectus forming part of the registration statement on Form F-4, file number 333-                        , as amended or supplemented (the "Prospectus"), or if time will not permit all required documents to reach the exchange agent prior to the Expiration Time. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the exchange agent as described in the Prospectus.

The exchange agent for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, NY 10272-2042	By Hand, Express Mail, Courier or Other Expedited Service: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

For Notice of Guaranteed Delivery
By Facsimile
Facsimile Transmission:
(For Eligible Institutions Only)
(718) 234-5001
To Confirm Facsimile Only:
(718) 921-8317

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a properly completed and duly executed letter of transmittal for use in connection with accepting the Offer in respect of shares of Foster Wheeler AG, a company organised under the laws of Switzerland ("Foster Wheeler"), par value CHF3.00 per share ("Foster Wheeler shares") (a "Letter of Transmittal") is required to be guaranteed by an "Eligible Institution" (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        THE GUARANTEE ON PAGE 4 MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to AMEC International Investments BV, a company organised under the laws of the Netherlands and a direct wholly-owned subsidiary of AMEC plc ("AMEC"), a company organised under the laws of England and Wales, upon the terms and subject to the conditions set forth in the prospectus forming part of the registration statement on Form F-4, file number 333-                , as amended and/or supplemented (the "Prospectus"), and the related letter of transmittal, as amended and/or supplemented, for use in connection with accepting the Offer (as defined below) in respect of registered shares, par value CHF3.00 per share, ("Foster Wheeler shares") of Foster Wheeler AG, a company organised under the laws of Switzerland (the "Letter of Transmittal" and, together with the Prospectus, the "Offer"), receipt of which is hereby acknowledged, the number of Foster Wheeler shares set forth below, pursuant to the guaranteed delivery procedures set forth in the section entitled "The Offer—Procedures for Tendering Foster Wheeler Shares—Guaranteed Delivery Procedures" in the Prospectus.

Number of Foster Wheeler Shares Tendered:	Signature(s):

Name(s) of Record Holders:
Please Type or Print

Address(es):

Name of Tendering Institution:	Zip Code

DTC Participant Number:	Telephone No.(s):

Transaction Code Number:	Dated:

 DELIVERY GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program or other eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), (an "Eligible Institution"), guarantees to deliver to the exchange agent confirmation of book-entry transfer of Foster Wheeler shares into the exchange agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, together with a book-entry confirmation along with an agent's message and any other required documents, within three US business days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and any other required documents to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:	Authorised Signature:

Address:		Name:
	Zip Code	Please Type or Print

Title:

Telephone No.:	Dated:

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  Exhibit 99.2
DELIVERY GUARANTEE (Not to be used for signature guarantees)